                                                                     EXHIBIT 4.5

                          SECOND SUPPLEMENTAL INDENTURE

            This Second Supplemental Indenture, dated as of December 20, 2002 (this "SUPPLEMENTAL INDENTURE" or "GUARANTEE"), among Brunswick Diagnostic Imaging, LLC, a Georgia limited liability company (the "GUARANTOR"), MedQuest, Inc. (together with its successors and assigns, the "COMPANY"), MQ Associates, Inc. ("HOLDINGS"), the subsidiaries of the Company party to the Indenture (as hereinafter defined) (the "SUBSIDIARY GUARANTORS") and Wachovia Bank, National Association, as Trustee under the Indenture referred to below.

                                   WITNESSETH:

            WHEREAS, the Company, Holdings, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 15, 2002 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of an aggregate principal amount of $180,000,000 of 11 7/8% Senior Subordinated Notes due 2012 of the Company (the "SECURITIES")

            WHEREAS, SECTION 3.12 of the Indenture provides that unless such Subsidiary has previously issued a Notes Guarantee which is then in full force and effect, the Company is required to cause each Subsidiary that issues a Guarantee in respect of obligations under a Credit Facility to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of, premium, if any, and interest on the Securities; and

            WHEREAS, pursuant to SECTION 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, Holdings, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1   DEFINED TERMS.

      As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "HOLDERS" in this Guarantee shall refer to the term "Securityholders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

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                                   ARTICLE II

                        AGREEMENT TO BE BOUND; GUARANTEE

2.1   AGREEMENT TO BE BOUND.

      The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

2.2   GUARANTEE.

      The Guarantor as of the Guarantor Effective Date (as hereinafter defined) hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, or otherwise, of the Obligations pursuant to ARTICLE XI of the Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

3.1   NOTICES.

      All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

3.2   PARTIES.

      Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

3.3   GOVERNING LAW.

      This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

3.4   SEVERABILITY CLAUSE.

      In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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3.5   RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.

      Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

3.6   COUNTERPARTS.

      The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

3.7   HEADINGS.

      The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

3.8   ADDITIONAL DEFINITIONS.

      As used in this Second Supplemental Indenture, "GUARANTOR EFFECTIVE DATE" shall mean December 20, 2002.

                            [signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    BRUNSWICK DIAGNOSTIC IMAGING, LLC,
                                    as a Guarantor


                                    By: /s/ J. KENNETH LUKE
                                        -------------------
                                        Name:  J. Kenneth Luke
                                        Title: Manager


                                    WACHOVIA BANK NATIONAL
                                    ASSOCIATION, as Trustee


                                    By: /s/ ERIC J. KNOLL
                                        -----------------
                                        Name:  Eric J. Knoll
                                        Title: Assistant Vice President


                                    MEDQUEST, INC.


                                    By: /s/ J. KENNETH LUKE
                                        -------------------
                                        Name:  J. Kenneth Luke
                                        Title: President


                                    MQ ASSOCIATES, INC.


                                    By: /s/ J. KENNETH LUKE
                                        -------------------
                                        Name:  J. Kenneth Luke
                                        Title: President


IMAGING SERVICES OF ALABAMA, INC.                    KENOSHA DIAGNOSTIC IMAGING, INC.
ANDERSON DIAGNOSTIC IMAGING, INC.                    LEXINGTON OPEN MRI, INC.
ASHEVILLE OPEN MRI, INC.                             MECKLENBURG OPEN MRI, INC.
BIOIMAGING AT CHARLOTTE, INC.                        MEDQUEST ASSOCIATES, INC.
BIOIMAGING AT HARDING, INC.                          MISSOURI IMAGING, INC.
BIOIMAGING OF COOL SPRINGS, INC.                     MOBILE OPEN MRI, INC.
CABARRUS DIAGNOSTIC IMAGING, INC.                    OCCUPATIONAL SOLUTIONS, INC.
CAPE FEAR DIAGNOSTIC IMAGING, INC.                   PALMETTO IMAGING, INC.
CAROLINA IMAGING, INC. OF FAYETTEVILLE               PHOENIX DIAGNOSTIC IMAGING, INC.
CHAPEL HILL DIAGNOSTIC IMAGING, INC.                 PIEDMONT IMAGING, INC. (FORSYTH)
CHATTANOOGA DIAGNOSTIC IMAGING, INC.                 PIEDMONT IMAGING, INC. (SPARTANBURG)
DOTHAN DIAGNOSTIC IMAGING, INC.                      OPEN MRI & IMAGING OF RICHMOND, INC.
FLORIDA DIAGNOSTIC IMAGING CENTER, INC.              SOUTH CAROLINA DIAGNOSTIC IMAGING, INC.
OPEN MRI OF GEORGIA, INC.                            SUN VIEW HOLDINGS, INC.
OPEN MRI & IMAGING OF GEORGIA, INC.                  TEXAS IMAGING SERVICES OF EL PASO, INC.
GROVE DIAGNOSTIC IMAGING CENTER, INC.                TRIAD IMAGING, INC.
KANSAS DIAGNOSTIC IMAGING, INC.                      TYSON'S CORNER DIAGNOSTIC IMAGING, INC.
NORTHEAST COLUMBIA DIAGNOSTIC IMAGING, INC.          VIRGINIA DIAGNOSTIC IMAGING, INC.
WISCONSIN DIAGNOSTIC IMAGING, INC.                   OPEN MRI OF THE CAROLINAS, INC.
VIENNA DIAGNOSTIC IMAGING, INC.

On behalf of each of the entities listed above:      On behalf of each of the entities listed above:



By:  /s/ J. KENNETH LUKE                             By:  /s/ J. KENNETH LUKE
     -------------------                                  -------------------
     Name:  J. Kenneth Luke                               Name:  J. Kenneth Luke
     Title: President                                     Title: President

OPEN MRI & IMAGING OF ALBANY, LLC                    WOODSTOCK DIAGNOSTIC IMAGING, LLC
OPEN MRI & IMAGING OF ATHENS, LLC                    DIAGNOSTIC IMAGING OF HIRAM, LLC
ATHENS MRI, LLC                                      DIAGNOSTIC IMAGING OF MARIETTA, LLC
OPEN MRI OF ATLANTA, LLC                             MONTGOMERY OPEN MRI, LLC
BUCKHEAD DIAGNOSTIC IMAGING, LLC                     NORWOOD DIAGNOSTIC IMAGING, LLC
OPEN MRI OF CENTRAL GEORGIA, LLC                     COASTAL IMAGING, LLC
IMAGING CENTER OF CENTRAL GEORGIA, LLC               DURHAM DIAGNOSTIC IMAGING, LLC
OPEN MRI & IMAGING OF CONYERS, LLC                   JACKSONVILLE DIAGNOSTIC IMAGING, LLC
CUMMING DIAGNOSTIC IMAGING, LLC                      CAPE IMAGING, L.L.C.
OPEN MRI & IMAGING OF DEKALB, LLC                    BRIDGETON MRI AND IMAGING CENTER, LLC
DULUTH DIAGNOSTIC IMAGING, LLC                       KIRKWOOD MRI AND IMAGING CENTER, LLC
DULUTH CT CENTER, LLC                                ST. PETERS MRI & IMAGING CENTER, LLC
DIAGNOSTIC IMAGING OF ATLANTA, LLC                   OPEN MRI & IMAGING OF RICHMOND, LLC
OPEN MRI & IMAGING OF NORTH FULTON, LLC              RICHMOND WEST END DIAGNOSTIC IMAGING, LLC
OPEN MRI & IMAGING OF N.E. GEORGIA, LLC              CAROLINA MEDICAL IMAGING, LLC
DIAGNOSTIC IMAGING OF GEORGIA, LLC                   OPEN MRI OF SIMPSONVILLE, LLC
MIDTOWN DIAGNOSTIC IMAGING, LLC                      SIMPSONVILLE OPEN MRI, LLC
OPEN MRI & IMAGING OF DOUGLASVILLE, LLC              EAST COOPER DIAGNOSTIC IMAGING, LLC
HAPEVILLE DIAGNOSTIC IMAGING, LLC                    FARMFIELD DIAGNOSTIC IMAGING, LLC
OPEN MRI & IMAGING OF MACON, LLC                     FORT MILL DIAGNOSTIC IMAGING, LLC
OPEN MRI AND IMAGING OF SNELLVILLE, LLC              TRICOM DIAGNOSTIC IMAGING, LLC
WEST PACES DIAGNOSTIC IMAGING, LLC                   WEST ASHLEY DIAGNOSTIC IMAGING, LLC
TOWN & COUNTRY OPEN MRI, LLC                         CLAYTON OPEN MRI, LLC

On behalf of each of the entities listed above:      On behalf of each of the entities listed above:


By:  /s/ J. KENNETH LUKE                             By:  /s/ J. KENNETH LUKE
     -------------------                                  -------------------
     Name:  J. Kenneth Luke                               Name:  J. Kenneth Luke
     Title: Manager                                       Title: Manager

                                    OPEN MRI & IMAGING OF FLORENCE, LLC
                                    OPEN MRI OF MYRTLE BEACH, LLC

                                    Palmetto Imaging, Inc., as sole member of each of the entities listed above


                                    By:  /s/ J. KENNETH LUKE
                                         -------------------
                                         Name:  J. Kenneth Luke
                                         Title: President